SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.__)

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Western Wireless Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bellevue, Washington

April 18, 2002

Dear Shareholders:

      You are cordially invited to attend the annual meeting of shareholders of Western Wireless Corporation on Thursday, May 16, 2002, at 9:00 a.m. (Pacific Time) at The Museum of History and Industry, 2700 24th Avenue East, Seattle, Washington. Directions to The Museum of History and Industry are provided on the back cover of this document.

      Details of the business to be conducted at the annual meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. At the annual meeting, we will also report on the Company’s operations and respond to any questions you may have.

      Your vote is very important. Whether or not you attend the annual meeting in person, it is important that your shares are represented and voted at the meeting. Please promptly sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope. If you attend the meeting, you will, of course, have the right to revoke your proxy and vote your shares in person.

Very truly yours,

John W. Stanton
Chairman and Chief Executive Officer

Western Wireless Corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 16, 2002

To the Shareholders:

      The annual meeting of the shareholders of Western Wireless Corporation will be held at The Museum of History and Industry, 2700 24th Avenue East, Seattle, Washington, on Thursday, May 16, 2002, at 9:00 a.m. for the following purposes:

1.	To elect nine directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2001 and 2002;

3.	To consider and vote upon a proposal to amend the Western Wireless Corporation 1994 Management Incentive Stock Option Plan to increase the number of shares available for issuance thereunder by 2,500,000 shares; and

4.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

      Only shareholders of record at the close of business on March 21, 2002, are entitled to notice of and to vote at this annual meeting.

By Order of the Board of Directors

Jeffrey A. Christianson
Senior Vice President, General Counsel and Secretary

Bellevue, Washington

April 18, 2002

YOUR VOTE IS VERY IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER TO ENSURE THAT YOUR VOTE IS COUNTED. IF YOU ATTEND THE MEETING, YOU WILL, OF COURSE, HAVE THE RIGHT TO REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

1.ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION
EXECUTIVE COMPENSATION
2.RATIFICATION OF SELECTION OF AUDITORS

Western Wireless Corporation

3650 131st Avenue SE
Bellevue, Washington 98006

PROXY STATEMENT

for the
ANNUAL MEETING OF SHAREHOLDERS

May 16, 2002

General

      This Proxy Statement is provided by the Board of Directors of Western Wireless Corporation, a Washington corporation (the “Company” or “Western Wireless”), to shareholders in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of the shareholders of the Company at 9:00 a.m. on Thursday, May 16, 2002, at The Museum of History and Industry, 2700 24th Avenue East, Seattle, Washington, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

      This Proxy Statement and the enclosed proxy card are being mailed on or about April 18, 2002 to the Company’s shareholders of record on March 21, 2002. Only one Proxy Statement is being delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. To notify the Company that a shareholder wishes to receive a separate proxy statement, annual report, or information statement in the future, or to receive instructions as to how shareholders can request a single copy per household if they are receiving multiple copies, please contact the Company at 3650 131st Avenue SE, Bellevue, Washington 98006 Attn: Investor Relations, or (425) 586-8700.

Revocability of Proxies

      Shareholders who execute proxies may revoke them at any time before the shares are voted by proxy at the annual meeting. A proxy may be revoked by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting, by signing another proxy dated as of a later date, or by attending and voting at the annual meeting. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder’s directions if the proxy is duly executed and returned prior to the annual meeting. If no directions are specified, the shares will be voted for the election of the directors recommended by the Board of Directors, for the ratification of the selection by the Board of Directors of the Company’s independent auditors, and, at the discretion of the named proxies, on other matters properly brought before the Annual Meeting.

Quorum; Abstentions; Broker Non-Votes

      The presence in person or by proxy of holders of record of a majority of the total number of votes attributable to all shares of Common Stock outstanding and entitled to vote is required to constitute a quorum for the transaction of business at the Annual meeting. Under Washington law and the Company’s Bylaws, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a Director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and “broker non-votes” (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual meeting. For the election of directors, an abstention from voting and broker non-votes will have the legal effect of neither a vote for nor against the nominee. For all other matters, an abstention from voting and broker non-votes, since they are not affirmative votes, will have the same practical effect as a vote against the respective matters. Proxies and ballots will be received and tabulated by Mellon Investor Services LLC, the Company’s transfer agent and the inspector of elections for the annual meeting.

Voting and Solicitation

      The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers, and other employees of the Company, without additional remuneration, in person, or by telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of March 21, 2002, and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

Record Date and Outstanding Shares

      At the close of business on March 21, 2002, the Company had 72,152,386 shares of Class A Common Stock and 6,777,110 shares of Class B Common Stock outstanding. Outstanding shares of Class A Common Stock and Class B Common Stock were held of record by 189 and 45 shareholders respectively, and there were no outstanding shares of any other class of stock. Each share of Class A Common Stock entitles the holder to one vote, and each share of Class B Common Stock entitles the holder to ten votes. Only shareholders of record at the close of business on March 21, 2002, will be entitled to notice of, and to vote at, the annual meeting.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth, as of April 1, 2002, certain information regarding beneficial ownership of the Company’s Common Stock by (i) each person who is known by the Company to own beneficially 5% or more of either class of Common Stock; (ii) each Named Executive Officer (as defined under “Executive Compensation” below); (iii) each director and nominee for director of the Company; and (iv) all directors and executive officers as a group. Unless otherwise indicated, all persons listed have sole voting power and investment power with respect to such shares, subject to community property laws, where applicable.

	Shares Beneficially Owned(2)			Percentage Beneficially Owned

	Class A	Class B	Total	Class A	Class B	Total	Outstanding
Name and Address(1)	Shares	Shares	Shares	Shares	Shares	Shares	Votes

John W. Stanton(3)(15)	1,477,997	6,050,693	7,528,690	2.1%	89.3%	9.5%	44.3%
John L. Bunce, Jr.(4)(15)	288,597	0	288,597	*	0	*	*
Mitchell R. Cohen(5)(15)	43,075	0	43,075	*	0	*	*
Daniel J. Evans(6)	7,627	0	7,627	*	0	*	*
Theresa E. Gillespie(3)(15)	1,477,997	6,050,693	7,528,690	2.1%	89.3%	9.5%	44.3%
Jonathan M. Nelson(7)(15)	511,944	0	511,944	*	0	*	*
Terence M. O’Toole(8)(15)	1,082,503	0	1,082,503	1.5%	0	1.4%	*
Mikal J. Thomsen(9)	569,415	500,659	1,070,074	*	7.4%	1.4%	4.0%
Peter H. van Oppen(10)	138,175	4,218	142,393	*	*	*	*
H. Stephen Burdette(11)	29,800	0	29,800	*	0	*	*
Bradley J. Horwitz(12)	194,329	21,700	216,029	*	*	*	*
T. Rowe Price Associates, Inc.(13)	9,751,200	0	9,751,200	13.5%	0	12.4%	7.0%
Capital Research and Management Company(14)	7,835,500	0	7,835,500	10.9%	0	9.9%	5.6%
Prudential Financial, Inc.(16)	4,232,454	0	4,232,454	5.9%	0	5.4%	3.0%
Jennison Associates LLC(17)	4,203,300	0	4,203,300	5.8%	0	5.3%	3.0%
Putnam Investments, LLC(18)	3,742,216	0	3,742,216	5.2%	0	4.7%	2.7%
All directors and executive officers as a group (16 persons)(19)	4,859,298	6,310,468	11,171,620	6.7%	93.1%	13.9%	48.6%

*	Less than 1%

(1)	The address of T. Rowe Price Associates, Inc. (“T. Rowe Price”) is 100 East Pratt Street, Baltimore, Maryland 21202. The address of Capital Research and Management Company (“Capital Research”) is 333 South Hope Street, Los Angeles, California 90071. The address of Prudential Financial, Inc. (“Prudential Financial”) is 751 Broad Street, Newark, New Jersey 07102-3777. The address of Jennison Associates LLC (“Jennison Associates”) is 466 Lexington Avenue, New York, New York 10017. The address of Putnam Investments, LLC (“Putnam Investments”) is One Post Office Square, Boston, Massachusetts 02109. The address of the Company’s directors and executive officers is 3650 131st Avenue SE, Bellevue, Washington 98006.

(2)	Computed in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3)	Includes (i) 1,686,069 shares of Class B Common Stock held by PN Cellular, Inc. (“PN Cellular”), which is substantially owned and controlled by Mr. Stanton and Ms. Gillespie, (ii) 1,274,519 shares of Class B Common Stock held by Stanton Communications Corporation (“SCC”), which is substantially owned and controlled by Mr. Stanton and Ms. Gillespie, (iii) 1,348,619 shares of Class A Common Stock and 3,025,668 shares of Class B Common Stock held by Mr. Stanton and Ms. Gillespie, as tenants in common, (iv) 64,437 shares of Class B Common Stock held by The Stanton Family Trust, and (v) stock options vested within sixty days of April 1, 2002, held by Mr. Stanton and Ms. Gillespie to purchase 1,068 and 128,310 shares of Common Stock, respectively. Mr. Stanton and Ms. Gillespie are married and share voting and investment power with respect to the shares jointly owned by them, as well as the shares held by PN Cellular, SCC and The Stanton Family Trust (the “Stanton Entities”).

(4)	Includes stock options vested within sixty days of April 1, 2002, held by Mr. Bunce to purchase 2,454 shares of Class A Common Stock. Options granted to Mr. Bunce prior to December 31, 1999 are held for the benefit of Hellman & Friedman Capital Partners II, L.P. (“Hellman & Friedman”).

(5)	Includes stock options vested within sixty days of April 1, 2002, held by Mr. Cohen to purchase 2,454 shares of Class A Common Stock. Options granted to Mr. Cohen prior to December 31, 1999 are held for the benefit of Hellman & Friedman.

(6)	Includes stock options vested within sixty days of April 1, 2002, held by Mr. Evans to purchase 7,627 shares of Class A Common Stock.

(7)	Includes 1,854 shares of Class A Common Stock held by Providence Media Services, Inc., that Mr. Nelson may be deemed to beneficially own. Also includes stock options vested within sixty days of April 1, 2002, held by Mr. Nelson to purchase 600 shares of Class A Common Stock.

(8)	Mr. O’Toole, as a Managing Director of Goldman Sachs & Co., Inc. (“Goldman Sachs”), may be deemed to beneficially own 1,078,473 shares of Class A Common Stock held by The Goldman Sachs Group, Inc., and its indirect wholly-owned subsidiary, Goldman Sachs. Mr. O’Toole disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any. Includes stock options vested within sixty days of April 1, 2002, held by Mr. O’Toole to purchase 2,454 shares of Class A Common Stock. Options granted to Mr. O’Toole are held for the benefit of The Goldman Sachs Group, Inc.

(9)	Mr. Thomsen jointly holds voting and investment power with respect to all of such shares with his wife, except for shares issued or issuable upon the exercise of stock options. Includes 2,000 shares of Class A Common Stock held by a family trust, of which Mr. Thomsen has voting and investment power, 172,484 shares of Class B Common Stock that Mr. Thomsen may be deemed to beneficially own through his ownership of PN Cellular, and 180,217 shares of Class B Common Stock which Mr. Thomsen may be deemed to beneficially own through his ownership of SCC; Mr. Thomsen does not have voting control over the shares held by PN Cellular and SCC. Also includes stock options vested within sixty days of April 1, 2002, held by Mr. Thomsen to purchase 542,415 shares of Common Stock. The number of stock options includes the vested portion of a stock option to purchase 120,000 shares of Common Stock granted to Mr. Thomsen on January 1, 2002, which was exercisable on the date of grant with respect to 40% of the shares of Common Stock underlying such stock option. This stock option has a term of 10 years from the date of grant and an exercise price of $39.1875 per share. Although the table reports all stock options as exercisable into Class A Common Stock only, 192,794 of the stock options held by Mr. Thomsen are exercisable into either Class A Common Stock or Class B Common Stock at Mr. Thomsen’s discretion.

(10)	Includes 4,218 shares of Class B Common Stock that Mr. van Oppen may be deemed to beneficially own through his ownership of PN Cellular. Mr. van Oppen does not have voting control over such shares. Also includes 4,000 shares of Class A Common Stock held in a trust for the benefit of Mr. van Oppen’s son, and 3,000 shares of Class A Common Stock held in trusts for the benefit of Mr. van Oppen’s niece and nephews. Mr. van Oppen disclaims beneficial ownership of those shares. Also includes stock options vested within sixty days of April 1, 2002, held by Mr. van Oppen to purchase 3,100 share of Class A Common Stock.

(11)	Includes stock options vested within sixty days of April 1, 2002, held by Mr. Burdette to purchase 29,300 shares of Class A Common Stock.

(12)	Includes stock options vested within sixty days of April 1, 2002, held by Mr. Horwitz to purchase 164,329 shares of Class A Common Stock. The number of stock options includes the vested portion of a stock option to purchase 40,000 shares of Common Stock granted to Mr. Horwitz on January 1, 2002, which was exercisable on the date of grant with respect to 40% of the shares of Common Stock underlying such stock option. This stock option has a term of 10 years from the date of grant and an exercise price of $39.1875 per share. Although this table reports all stock options as exercisable into

Class A Common Stock only, 47,788 of the stock options held by Mr. Horwitz are exercisable into either Class A Common Stock or Class B Common Stock at Mr. Horwitz’ discretion.

(13)	As reported in a Schedule 13G filed on February 14, 2002, these shares are owned by various individual and institutional investors to which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.

(14)	As reported in a Schedule 13G filed on February 11, 2002, Capital Research is a registered investment adviser that manages The American Funds Group of mutual funds. Capital Research does not own any shares of the Company for its own account; the shares reported by Capital Research are owned by accounts under the discretionary investment management of Capital Research.

(15)	Parties or affiliates of parties to the Shareholders Agreement, which provides that the parties thereto will vote their shares of Common Stock in favor of the election as directors of the Company the Chief Executive Officer of the Company, one person designated by the Stanton Entities and Providence Media Partners, L.P., one person designated by Goldman Sachs, two persons designated by Hellman & Friedman and one person selected by a majority of such designated persons, subject to the ownership requirements set forth therein.

(16)	As reported in a Schedule 13G filed on February 14, 2002, Prudential Financial may be deemed the beneficial owner of securities beneficially owned by certain entities listed in the Schedule 13G and may have direct or indirect voting and/or investment discretion over 4,232,454 shares which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or affiliates.

(17)	As reported in the Schedule 13G filed on February 4, 2002, Jennison Associates furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients.

(18)	As reported in the Schedule 13G filed on February 15, 2002, Putnam Investments does not have any power to vote or dispose of, or direct the voting or disposition of, any of these securities.

(19)	Includes stock options vested within sixty days of April 1, 2002, held by directors and executive officers to purchase 1,299,101 shares of Class A Common Stock. Although this table reports all stock options as exercisable into Class A Common Stock only, 370,442 of the options held by executive officers are exercisable into either Class A Common Stock or Class B Common Stock at the respective holder’s discretion.

1. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

      The Company’s Board of Directors currently consists of nine members. At each annual meeting, directors are elected to serve for a term of one year and until their respective successors have been elected and qualified. The terms of office of the Company’s current directors are scheduled to expire at the annual meeting.

      At the annual meeting, shareholders will elect nine directors to serve until the next annual meeting of the shareholders of the Company and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the proxy intend to cast all proxies in favor of the following persons to serve as directors of the Company. In the event that any of the nominees should become unavailable for election to the Board of Directors for any reason, the persons named in the proxy have discretionary authority to vote the proxies for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

Information about the Nominees

      John W. Stanton, 46, has served as director, Chairman of the Board and Chief Executive Officer of the Company and its predecessors since 1992. Mr. Stanton has also served as a director of VoiceStream Wireless Corporation (“VoiceStream”), which became a subsidiary of Deutsche Telekom AG in May 2001, since 1998, and as its Chief Executive Officer and Chairman since 1994. Mr. Stanton served as a director of McCaw Cellular Communications (“McCaw”) from 1986 to 1994, and as a director of LIN Broadcasting from 1990 to 1994, during which time it was a publicly-traded company. From 1983 to 1991, Mr. Stanton served in various capacities with McCaw, serving as Vice-Chairman of the Board of McCaw from 1988 to 1991 and as Chief Operating Officer of McCaw from 1985 to 1988. Mr. Stanton is a member of the board of directors of Advanced Digital Information Corporation (“ADIC”) and Columbia Sportswear, Inc., and is a trustee of Whitman College, a private college.

      John L. Bunce, Jr., 43, has served as a director of the Company and one of its predecessors since 1992. Mr. Bunce is a Managing Director of Hellman & Friedman, a private investment firm, having joined Hellman & Friedman as a principal in 1988. Mr. Bunce is also a director of National Information Consortium, Digitas and Arch Capital Group.

      Mitchell R. Cohen, 38, has served as a director of the Company and one of its predecessors since 1992. Mr. Cohen is a Managing Director of Hellman & Friedman, having joined Hellman & Friedman as an associate in 1989. From 1986 to 1989, Mr. Cohen was employed by Shearson Lehman Hutton, Inc.

      Daniel J. Evans, 76, has served as a director of the Company since 1997. Mr. Evans is the Chairman of Daniel J. Evans Associates, a consulting firm. From 1965 through 1977, Mr. Evans was Governor of the State of Washington. In 1983 he was appointed and then elected to the United States Senate to fill the seat of the late Senator Henry M. Jackson. Mr. Evans also serves as a director of National Information Consortium, Flow International Corporation, and Cray Computer Company.

      Theresa E. Gillespie, 49, has served as Executive Vice President of the Company since May 1999, and as a director since October 2000. Prior to being elected Executive Vice President, Ms. Gillespie served as Senior Vice President of the Company from 1997 until May 1999, and Chief Financial Officer of the Company and one of its predecessors from 1991 to 1997. Ms. Gillespie has been Chief Financial Officer of certain entities controlled by Mr. Stanton and Ms. Gillespie since 1988. From 1986 to 1987, Ms. Gillespie was Senior Vice President and Controller of McCaw. From 1975 to 1986 she was employed by a national public accounting firm.

      Jonathan M. Nelson, 45, has served as a director of the Company since it was formed in 1994. Mr. Nelson has been President of Providence Equity Partners Inc., an investment advisor, since its inception in 1995. He has been Co-Chairman of Providence Ventures Inc., an investment advisor, since 1990, and is a managing general partner of Providence Ventures L.P., which is the general partner of the general partner of Providence Media Partners L.P., a venture capital fund. Since 1986, Mr. Nelson has been a Managing Director of Narragansett Capital, Inc., a private management company for three separate equity investment funds. Mr. Nelson is also a director of Eircom and numerous privately-held companies affiliated with Providence Equity Partners, Inc.

      Terence M. O’Toole, 43, has served as a director of the Company since it was formed in 1994. Mr. O’Toole joined Goldman Sachs in 1983 and became a Vice President in 1987, a general partner in 1992, and a Managing Director in 1996.

      Mikal J. Thomsen, 45, has served as President of the Company since May 1999, and as a director since October 2000. Prior to being elected President, Mr. Thomsen served as Chief Operating Officer of the Company and one of its predecessors from 1991 to May 1999, and in this capacity was responsible for all domestic cellular operations since August 1998. He was also a director of this predecessor from 1991 until the Company was formed in 1994. From 1983 to 1991, Mr. Thomsen held various positions at McCaw, serving as General Manager of its International Division from 1990 to 1991 and as General Manager of its West Florida Region from 1987 to 1990.

      Peter H. van Oppen, 49, has served as a director of the Company since October 2000. Mr. van Oppen has served as Chairman of the Board and Chief Executive Officer of ADIC since its acquisition by Interpoint in 1994, and as President from 1994 to 1997. He served as Chairman of the Board of Interpoint from 1995, and as President and Chief Executive Officer of Interpoint from 1989 until its acquisition by Crane Co. in October 1996. Mr. van Oppen also serves as a director of Spacelabs Medical, Inc., ADIC, Key Technology, Inc., and the Seattle Branch of the Federal Reserve Bank of San Francisco. He is also a trustee of Whitman College.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

Committees

      The Company’s Board of Directors has standing Executive, Compensation, and Audit Committees. Each Committee’s function and members are described below:

      Executive Committee. Messrs. Stanton, Bunce and O’Toole are members of the Executive Committee. The Executive Committee, during the intervals between meetings of the Board of Directors, may exercise the powers of the Board of Directors except with respect to a limited number of matters, which include amending the Articles of Incorporation or the Bylaws of the Company, adopting an agreement of merger or consolidation for the Company and recommending to the shareholders of the Company a merger of the Company, the sale of all or substantially all of the assets of the Company or the dissolution of the Company.

      Compensation Committee. Messrs. Cohen, Evans and Nelson are members of the Compensation Committee. The Compensation Committee reviews the remuneration of the directors and executive officers of the Company and makes recommendations to the Board of Directors regarding appropriate periodic adjustments of such amounts. The Compensation Committee also determines the Company’s grants of stock options and restricted stock offers and awards to officers and employees of the Company under the Company’s related plans.

      Audit Committee. Messrs. Bunce, O’Toole, and van Oppen are members of the Audit Committee, on which Mr. O’Toole serves as chairman. Each of Messrs. Bunce, O’Toole, and van Oppen is an “independent director” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards. The Audit Committee reviews with the Company’s independent auditors and management the scope, results and costs of the audit engagement.

      During 2001, the Executive Committee did not meet, the Compensation Committee met two times, the Audit Committee met two times, and the entire Board of Directors met four times. Each director attended at least 75 percent of all board meetings and meetings of committees on which they served.

Audit Committee Report

      The Audit Committee, pursuant to its written charter which was adopted by the Board of Directors, is responsible for monitoring and overseeing the Company’s internal controls and financial reporting processes, as well as the independent audit of the Company’s consolidated financial statements by the Company’s independent auditors, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”).

      As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2001, and discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received and reviewed the written disclosures and the letter from PricewaterhouseCoopers required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed that firm’s independence with representatives of the firm.

      Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

Respectfully Submitted,

Terence M. O’Toole (Chairman)
John L. Bunce, Jr.
Peter H. van Oppen

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table summarizes the compensation for services rendered during 2001, 2000, and 1999 for the Company’s Chief Executive Officer and its next four most highly compensated executive officers (collectively referred to herein as the “Named Executive Officers”).

					Long-Term Compensation Awards

						Securities
	Annual Compensation					Underlying
					Restricted	Options/	All Other
	Fiscal				Stock	SARs	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		Awards(1)	(#)(2)(3)	($)(4)

John W. Stanton	2001	500,142	0	(5)	0	0	5,100
Chairman and Chief	2000	388,654	400,000		0	0	5,100
Executive Officer	1999	295,000	400,000	(6)	660,000	1,069	464,593
Mikal J. Thomsen	2001	318,891	113,750		0	0	5,100
President and Chief	2000	290,634	274,196		0	0	5,100
Operating Officer	1999	225,006	237,850		330,000	128,310	234,796
Bradley J. Horwitz	2001	258,891	159,000		0	0	5,100
Executive Vice	2000	238,338	180,000		0	4,000 (7)	5,100
President	1999	202,402	170,000		0	42,770	5,000
Theresa E. Gillespie	2001	243,892	0	(8)	0	0	5,100
Executive Vice	2000	218,339	176,264		0	0	5,100
President	1999	169,919	154,036		220,000	85,540	158,197
H. Stephen Burdette	2001	163,156	89,698		0	42,000	4,754
Senior Vice President	2000	165,252	84,250		0	0	5,100
	1999 (9)	62,501	38,000		0	25,000	0

(1)	In May 3, 1999, in connection with the VoiceStream Spin-off, Named Executive Officers received shares of VoiceStream Common Stock in an amount equal to the shares of restricted stock of the Company that had been granted prior to May 3, 1999. These VoiceStream shares are subject to the Company’s Executive Restricted Stock Plan, and are restricted until the same predetermined performance goals are met.

(2)	On May 3, 1999, the Company distributed its 80.1% ownership of VoiceStream to its shareholders on a 1-for-1 basis: for each share of the Company that shareholders owned at the record date for the spin-off of VoiceStream, they received a share of VoiceStream Common Stock (the “VoiceStream Spin-off”). The number of options granted in 1999 has been adjusted to reflect the cancellation and reissuance of the initial grants on May 21, 1999 at an adjusted strike price and amount to account for the VoiceStream Spin-off. This table excludes options that were granted prior to 1999 and reissued in 1999 with an adjusted strike price and/or amount in connection with the VoiceStream Spin-off.

(3)	On May 3, 1999, in connection with the VoiceStream Spin-off, optionees of the Company, including the Named Executive Officers, received options to purchase shares of VoiceStream Common Stock in an amount equal to the number of outstanding vested options each had on May 3, 1999.

(4)	Consists of (a) matching Company contributions under the Company’s 401(k) Profit Sharing Plan and Trust, a portion of which was refunded to the Company and/or Messrs. Stanton, Thomsen, and Horwitz and Ms. Gillespie in cash each year because non-discrimination (employee participation) thresholds established by the Internal Revenue Service were not met, and (b) for Mr. Stanton, Mr. Thomsen, and Ms. Gillespie, payments made by the Company in 1999 to cover the taxes related to the grant of restricted shares that each received.

(5)	Mr. Stanton elected to decline a 2001 Bonus.

(6)	Mr. Stanton’s 1999 bonus amount indicated above represents the Company’s 40% allocable share of the bonus paid to Mr. Stanton by the Company and VoiceStream combined.

(7)	Mr. Horwitz received a grant of 4,000 Performance Units under the Western Wireless International Corporation 1998 Stock Appreciation Plan (“Performance Units”).

(8)	Ms. Gillespie elected to decline a 2001 Bonus.

(9)	Mr. Burdette was elected Senior Vice President of the Company in September 1999.

Option Grants For 2001 Fiscal Year

      The following table provides information on options granted to the Named Executive Officers for Fiscal Year 2001.

Individual Grants

Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Annual Rates of
	Securities	Granted to	Exercise		Stock Price Appreciation
	Underlying	Employees	or Base		for Option Term(2)
	Options	in Fiscal	Price
Name	Granted(1)	Year	($/Sh)	Expiration Date	5%($)	10%($)

John W. Stanton	—	—	—	—	—	—
Mikal J. Thomsen	—	—	—	—	—	—
Bradley J. Horwitz	—	—	—	—	—	—
Theresa E. Gillespie	—	—	—	—	—	—
H. Stephen Burdette	42,000	6.2%	39.1875	1/1/11	$1,035,082	$2,623,101

(1)	These options have terms of ten years from January 2, 2001. The options were 20% vested as of January 1, 2001, with additional increments of 20% vesting on each of January 1, 2002-2005.

(2)	The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company’s common stock over the term of the options. These numbers do not take into account certain provisions of the options providing for cancellation of the option following termination of employment.

Option Exercises and Values

      The following table provides information on the value of Named Executive Officer’s unexercised options on December 31, 2001. No options were exercised by such officers in 2001. This table excludes options to purchase VoiceStream common stock received in connection with the VoiceStream Spin-Off.

	Number of Securities
	Underlying			Value of Unexercised
	Unexercised Options/SARs			In-the-Money Options/SARs
	at Fiscal Year-End(#)			at Fiscal Year-End($)

Name	Exercisable		Unexercisable	Exercisable		Unexercisable

John W. Stanton	534		801	10,259		15,146
Mikal J. Thomsen	455,261		96,231	9,907,456		1,819,824
Bradley J. Horwitz	129,945	*	31,076	5,105,403	*	1,406,589
Theresa E. Gillespie	85,540		64,155	1,643,608		1,213,235
H. Stephen Burdette	20,900		46,100	45,750		45,750

*	Includes 4,000 vested Performance Units.

Compensation of Directors; Stock Option Program

      Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board and participating in other related activities. In addition, Mr. Evans and Mr. van Oppen are each paid $6,000 per quarter, and $1,500 for each Board meeting they attend.

      Pursuant to the Western Wireless Corporation 1994 Management Incentive Stock Option Plan, each director who is not an employee of the Company will automatically receive a nonqualified stock option to purchase 5,000 shares of Common Stock upon his or her initial election or appointment. Such options shall vest in four equal annual installments each beginning one year after the date of grant, and shall expire after ten years. Eligible Directors will also receive an annual grant of options in an amount determined by the Compensation Committee. For service during the two years ending December 31, 2000 and December 31, 2001, the Compensation Committee granted to each Eligible Director on January 1, 2002 an option to purchase 1,500 shares of Common Stock which was exercisable on the date of grant with respect to 40% of the shares of Common Stock underlying such stock option. This stock option has a term of 10 years from the date of grant and an exercise price of $39.1875 per share.

Employment Agreements

      Mr. Stanton divides his time and responsibilities between the Company and VoiceStream pursuant to his existing employment agreement with the Company. Mr. Stanton’s employment agreement and the employment agreements between the Company and each of Mr. Thomsen, Mr. Horwitz, Ms. Gillespie and Mr. Burdette provide for annual base salaries, which are currently $500,000, $325,0000, $265,000, $250,000 and $174,500, respectively, and provide each executive officer an opportunity to earn an annual bonus, as determined by the Company’s Board, targeted at 100%, 70%, 60%, 60% and 43%, respectively, of annual base compensation. Mr. Burdette’s employment agreement provides for payment of his annual bonus on a quarterly basis.

      The foregoing employment agreements also provide that the contracting employee may be terminated by the Company at any time, with or without cause (as such term is defined in the employment agreements); however, in the event of an involuntary termination (as defined therein) for other than cause, (1) such executive officer will be entitled to receive a severance payment in an amount equal to any accrued but unpaid existing annual targeted incentive bonus through the date of termination, 12 months (6 months for Mr. Burdette) of such executive’s then base compensation, and an amount equal to 12 months (6 months for Mr. Burdette) of such executive’s existing annual targeted incentive bonus, (2) the Company will, at its expense, make all specified insurance payment benefits on behalf of such executive officer and his or her dependents for 12 months (6 months for Mr. Burdette) following such involuntary termination and (3) with respect to any stock options previously granted to each executive officer which remain unvested at the time of involuntary termination, there shall be immediate vesting of that portion of each such grant of any unvested stock options equal to the product of the total number of such unvested options under such grant multiplied by a fraction, the numerator of which is the sum of the number of days from the date on which the last vesting of options under such grant occurred to and including the date of termination plus 365 (183 for Mr. Burdette), and the denominator of which is the number of days remaining from the date on which the last vesting of options under such grant occurred to and including the date on which the final vesting under such grant would have occurred absent the termination. Among other things, an executive officer’s death or permanent disability will be deemed an involuntary termination for other than cause. In addition, each employment agreement provides for full vesting of all stock options granted upon a change of control (as such term is defined in the stock option agreements with the executive officer) of the Company.

      Pursuant to each such employment agreement, the Company has entered into an indemnification agreement with such executive officer pursuant to which the Company will agree to indemnify the executive officer against certain liabilities arising by reason of the executive officer’s affiliation with the Company. Pursuant to the terms of each employment agreement, each executive officer agrees that during such executive officer’s employment with the Company and for one year following the termination of such executive officer’s employment with the Company for any reason, such executive officer will not engage in a business which is substantially the same as or similar to the business of the Company and which competes within the applicable commercial mobile radio services markets serviced by the Company. Mr. Stanton’s agreement provides that such prohibition shall not preclude Mr. Stanton’s investment in other companies engaged in the wireless communications business or his ability to serve as a director of other companies engaged in the wireless communications business, in each case subject to his fiduciary duties as a director of the Company.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Company’s Board was formed in July 1994. None of the members was at any time during 2001, or at any other time, an officer or employee of the Company. No executive officer of the Company served as a member of the board of directors or the compensation committee of another entity, one of whose executive officers served as a member of the Company’s Board or Compensation Committee, except that Mr. Stanton is a member of the board of directors of ADIC, where Mr. van Oppen is Chairman and Chief Executive Officer.

Compensation Committee Report on Executive Compensation

      The Compensation Committee is responsible for setting policy and the oversight of executive compensation. The Compensation Committee believes that the actions of each executive officer have the potential to affect the short-term and long-term performance of the Company. Consequently, the Compensation Committee places considerable importance on its task of designing and overseeing the executive compensation program. The Compensation Committee annually reviews the compensation programs of peer and competing companies to assess the competitiveness of its compensation.

      Philosophy and Objectives for Executive Compensation. The purpose of the Company’s executive compensation program is to: (i) increase shareholder value, (ii) improve the overall performance of the Company and (iii) attract, motivate, reward and retain key executives.

      The Compensation Committee believes that the Company’s executive compensation should reflect each executive officer’s qualifications, experience, role and performance achievements and the Company’s performance achievements. In determining compensation levels, the Compensation Committee focuses on the competitive environment of the wireless and telecommunications industry group, considering compensation practices, organization and performance of other companies. The Compensation Committee also considers general industry trends in the geographic markets that are relevant to its operations. Total cash compensation (base salary plus annual cash incentives) and total direct compensation (base salary plus annual cash incentives plus the expected value of long-term incentives) should directly reflect the level of performance achieved by the Company and its executives. Within this overall philosophy, the Compensation Committee’s specific objectives are to: (i) offer compensation which is competitive with other well-managed wireless and telecommunications companies and reward superior performance with enhanced levels of compensation; and (ii) provide variable compensation awards that are based on the Company’s overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels that help create value for shareholders.

      Components of Executive Compensation. The three primary components of executive compensation are: (i) base salary, (ii) cash bonuses and (iii) long-term incentive awards.

      Base Salary. Executive officers’ base salaries are set at levels which reflect their specific job responsibilities, experience, qualifications, and job performance in the context of the competitive marketplace. Marketplace levels of compensation are determined using compensation surveys which reflect the relevant segments of the market and include some of the companies which are included in the Company’s peer group as reflected in the Performance Graph, and other companies which, while not in the peer group, are deemed appropriate comparisons for compensation purposes. Base salaries are reviewed each year, with consideration for adjustments being based on a combination of each executive officer’s ongoing role, his or her job performance and marketplace competitiveness.

      Cash Bonuses. Awards under the bonus plan are based on the achievement of quality, growth and operating cash flow targets and specific objective performance goals. These goals are set for a one-year period. Performance goals are set to represent a range of performance, with the level of associated incentive award varying with different levels of performance achievement. The Chief Executive Officer recommends bonuses to the Compensation Committee for executive officers other than himself. Awards earned under the plan are contingent upon employment with the Company through the end of the year, except for payments made in the event of death, retirement, disability, or in the event of a change in control. Bonus payments are presented in the Summary of Compensation Table under the heading “Bonus.”

      Long-Term Incentive Compensation. Long-term incentives are provided in the stock options granted under the Management Incentive Stock Option Plan and restricted stock granted under the Executive Restricted Stock Plan. Options were provided to certain Executive Officers based on the recommendations of the Chief Executive Officer.

      Chief Executive Officer Compensation. The executive compensation policy described above is applied in setting the Chief Executive Officer’s compensation. Mr. Stanton participated in the same base salary compensation plan available to the Company’s other executive officers. In 2001, Mr. Stanton earned a total base salary of $500,000. Mr. Stanton declined to accept an annual bonus and declined to accept stock options.

      Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of “outside directors” as defined for purposes of Section 162(m). All of the members of the Compensation Committee qualify as “outside directors.” The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company’s executive officers.

      Summary. The Compensation Committee believes that the mix of conservative market-based salaries, significant variable cash incentives for both long-term and short-term performance and the potential for equity ownership in the Company represents a balance that will motivate the executive management team to continue to produce strong results. The Committee further believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate rewards based on enhancement of shareholder value.

Respectfully submitted,

Jonathan M. Nelson (Chairman)
Mitchell R. Cohen
Daniel J. Evans

Performance Graph

      The following graph depicts the Company’s Class A Common Stock price performance from May 22, 1996 (the date on which quotations for the Class A Common Stock first appeared on the NASDAQ National Market) through December 31, 2001, relative to the performance of the NASDAQ and the NASDAQ TELECOM. All indices shown in the graph have been reset to a base of 100 as of May 22, 1996, and assume an investment of $100 on that date and the reinvestment of dividends, if any, paid since that date. The Company has not paid cash dividends on its Common Stock. The graph has been calculated to reflect the VoiceStream Spin-off completed on May 3, 1999, as if the VoiceStream shares were sold on May 4, 1999, at its closing price of $25.188, and reinvested in the Company at its closing price of $22.00. The graph set forth below was prepared by the Company.

WWCA Price and Index Comparison

Certain Relationships and Related Transactions

      Goldman Sachs has agreed to reimburse the Company for certain expenses incurred by the Company in connection with the preparation and maintenance of a current prospectus as part of Goldman Sachs’ market making activities, including certain legal, printing and accounting fees. Mr. O’Toole is a Managing Director of Goldman Sachs.

      The Company, WWC Holding Co., Inc. (“Holding Co.”), Western Wireless International Corporation (“WWI”), and Mr. Horwitz entered into amendments of the Subscription and Put and Call Agreement with respect to Shares of Common Stock of WWI (the “Agreement”) revising the time periods that Mr. Horwitz has to exchange his shares of WWI for shares of Common Stock at the call consideration (as such term is defined in the agreement). The Company also purchased 138 shares of WWI from Mr. Horwitz for $13,645,594, and 5 shares of WWI from the Horwitz Foundation, of which Mr. Horwitz is a trustee, for $494,406. The purchase price was determined by a review of analysts’ valuations of WWI and a discounted cash flow valuation of the various interests owned by WWI.

      The Company believes that the foregoing transactions were on terms as fair to the Company as those which would have been available in arm’s-length negotiations. A $2.1 billion credit facility provided to the Company, indentures pursuant to which the Company has issued subordinated debt, and the Washington Business Corporation Act contain provisions which limit the terms on which the Company may enter into transactions with its affiliates.

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership (“Forms 3”) and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company (“Forms 4 and Forms 5”). Officers, directors, and greater than 10% shareholders of the Company are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with for the year ended December 31, 2001.

2. RATIFICATION OF SELECTION OF AUDITORS

      The Board of Directors will request that the shareholders ratify its selection of PricewaterhouseCoopers to serve as the Company’s independent auditors, to examine the consolidated financial statements of the Company for the years ending December 31, 2001, and December 31, 2002. Representatives of PricewaterhouseCoopers will be present at the annual meeting to make a statement if they desire to do so and to respond to questions by shareholders. The affirmative vote of a majority of the total number of votes attributable to all shares represented at the meeting is required for the ratification of the Board’s selection of PricewaterhouseCoopers as the Company’s independent auditors for the fiscal years ending December 31, 2001, and December 31, 2002.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

Changes in Certifying Accountant

      On August 23, 2001, the Company dismissed Arthur Andersen LLP (“Arthur Andersen”) as its independent accountant.

      The audit reports of Arthur Andersen on the consolidated financial statements of the Company and subsidiaries for each of the years in the two-year period ended December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      The decision to change the independent audit firm was recommended by the Company’s management and approved by the Company’s Audit Committee and Board of Directors.

      During the two years ended December 31, 2000, and the subsequent interim period through August 23, 2001, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years.

      During the past two fiscal years and through August 23, 2001, Arthur Andersen has not advised the Company of any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934).

      Arthur Andersen was provided a copy of the above disclosures, set forth in the Company’s report on Form 8-K dated August 23, 2001 filed with the SEC, and was requested to furnish the Company with a letter addressed to the Commission stating whether it agreed with the above statements and, if not, stating the respects in which it did not agree. Arthur Andersen’s letter was filed as an exhibit to such report.

      The Company engaged PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as its new independent accountant as of August 23, 2001. During the two years ended December 31, 2000 and through August 23, 2001, the Company has not consulted with PricewaterhouseCoopers regarding any matters specified in Items 304(a)(2)(i) or (ii) of Regulation S-K under the Securities Exchange Act of 1934. The Company has authorized Arthur Andersen to respond fully to any inquiries from PricewaterhouseCoopers relating to its engagement as the Company’s independent accountant.

Fees Paid to PricewaterhouseCoopers

      The following table shows the fees paid or accrued by the Company for the audit and other services provided by PricewaterhouseCoopers for the year ended December 31, 2001.

Audit Fees

      Aggregate fees for professional services rendered by PricewaterhouseCoopers in connection with its audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2001 and its limited reviews of the Company’s unaudited condensed consolidated interim financial statements were $398,100.

Financial Information Systems Design and Implementation Fees

      During the year ended December 31, 2001, PricewaterhouseCoopers rendered no professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees

      In addition to the fees described above, aggregate fees of $391,900 were billed by PricewaterhouseCoopers during the year ended December 31, 2001, primarily for the following professional services:

Audit-related services(a)	$72,500
Income tax compliance and related tax services	$139,500
Other(b)	$179,900

(a)	Audit related fees include fees for issuance of no default letters and statutory audits in the international locations.

(b)	Primarily includes fees related to SAP consulting and support services.

Fees Paid to Arthur Andersen

      The following table shows the fees paid or accrued by the Company for the audit and other services provided by Arthur Andersen for the quarters ended March 31 and June 30, 2001:

Audit fees	$96,000
Audit support services	$93,000
Income tax compliance and related tax services	$265,000

      The Audit Committee has considered whether the provision of the services provided by PricewaterhouseCoopers and Arthur Andersen is compatible with maintaining the firms’ independence.

3. PROPOSAL TO AMEND THE WESTERN WIRELESS CORPORATION

1994 MANAGEMENT INCENTIVE STOCK OPTION PLAN

      Subject to shareholder approval, the Board of Directors has approved an amendment to paragraph 3 of the Western Wireless Corporation 1994 Management Incentive Stock Option Plan (the “Plan”), that would increase the number of shares available for issuance under the Plan from 7,600,000 to 10,100,000, subject to (i) adjustment pursuant to Section 8 thereof, and (ii) amendment thereof approved by the shareholders of the Company (the “Amendment”).

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE WESTERN WIRELESS CORPORATION 1994 MANAGEMENT INCENTIVE STOCK OPTION PLAN.

Description of the Proposed Plan

      A copy of the Plan, as amended, is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following description of the Plan is a summary and does not purport to be a complete description. See Appendix A for more detailed information.

      The Plan provides a means whereby employees, directors, and consultants of the Company and its subsidiaries may be granted incentive stock options (“ISOs”) or nonqualified stock options (NSOs”) to purchase shares of Common Stock. The Board of Directors believes that the amendment of the Plan to add more shares would, among other things, promote the interests of the Company and its shareholders by assisting the Company in attracting, retaining and stimulating the performance of its employees, directors, and consultants.

      As of April 1, 2002, approximately 723,407 shares of Common Stock are available for future grant under the Plan. There are currently outstanding options to purchase approximately 2,560,289 shares of Class A Common Stock with an average exercise price of $21.0247 and an average remaining life of 7.33 years, and approximately 493,008 shares of either Class A Common Stock or Class B Common Stock, at the optionees’ discretion, with an average exercise price of $4.9081 and an average remaining life of 3.30 years. On April 1, 2002, the average of the high and low sale prices of the Common Stock was $9.45 per share, as reported by the Nasdaq National Market. Executive officers as a group hold options to purchase 1,608,159 shares of Common Stock; directors who are not executive officers as a group hold options to purchase 27,924 shares of Common Stock; and all other employees as a group held options to purchase 1,417,214 shares of Common Stock.

      The Plan is administered by the Board of Directors or a designated committee (the “Plan Administrator”). Subject to the terms of the Plan, the Plan Administrator determines who receives option grants, and the terms and conditions of options granted under the Plan, including the exercise price of options granted under the Plan. The Plan Administrator has established a ten-year term for substantially all options that have been granted under the Plan to date. Under the Plan and tax laws pertaining to ISOs, each ISO must expire within ten years of the date of grant. If ISOs are granted to persons owning more than 10% of the voting stock of the Company, the exercise price may not be less than 110% of the fair market value per share at the date of grant and the term of the ISOs may not exceed five years.

      No option may be transferred by the optionee other than by will or the laws of descent or distribution. An optionee whose relationship with the Company ceases for any reason (other than death or total disability, as such terms are defined in the Plan) may exercise ISOs vested as of the date of cessation in the three-month period following such cessation, and other options vested as of the date of cessation in the six month period following such cessation, unless such options terminate or expire sooner by their terms, or in such longer period as is determined by the Plan Administrator. In the event the optionee dies or becomes totally disabled, options vested as of the date of death or total disability may be exercised prior to the earlier of the options specified expiration date and one year from the date of the optionee’s termination date as a result of a disability, and two years from the date of the optionee’s termination date as a result of death.

Federal Income Tax Consequences

      The material U.S. federal income tax consequences to the Company and to any person granted an option under the Plan who is subject to taxation in the United States under existing applicable provision of the Internal Revenue Code of 1986, as amended (the “Code”) and underlying Treasury Regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences and it is based on present law and regulations as in effect as of the date hereof.

      No income will be recognized by an optionee upon the grant of an NSO. Upon the exercise of an NSO, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value at the time of exercise of the shares acquired over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. Furthermore, this capital gain or loss will be long-term capital gain or loss (currently taxed at a maximum of 20%) if the shares are held for more than one year before they are sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares’ holding period will begin on the day after the exercise date.

      If the optionee uses already-owned shares to pay the exercise price of an NSO in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee’s tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

      No income will be recognized by an optionee upon the grant of an ISO. The rules for the tax treatment of an NSO also apply to an ISO that is exercised more than three months after the optionee’s termination of employment (or more than twelve months thereafter in the case of permanent and total disability, as defined in the Code).

      Upon the exercise of an ISO during employment or within three months after the optionee’s termination of employment (12 months in the case of permanent and total disability), for regular tax purposes the optionee will recognize no income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price). If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as long-term capital gain or loss. If the shares are disposed of in an arms’ length sale before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares received on the exercise date over the exercise price (or, if less, the excess of the amount realized on the sale of the shares over the exercise price), and the optionee will have short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the exercise price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

      In all the foregoing cases the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to certain limitations. Among these limitations is Section 162(m) of the Code, under which certain compensation payments in excess of $1 million are not deductible by the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company’s Chief Executive Officer or any one of the other four most highly compensated executive officers.

Other Business

      The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

Shareholder Proposals for the 2003 Annual Meeting of Shareholders

      To be considered for inclusion in next year’s Proxy Statement, shareholder proposals must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission and must be received by the Company at 3650 131st Avenue SE, Attn: General Counsel, Bellevue, Washington 98006 no later than the close of business on December 23, 2002.

WESTERN WIRELESS CORPORATION
By Order of the Board of Directors

Jeffrey A. Christianson
Secretary

Bellevue, Washington

April 18, 2002

Appendix A

Western Wireless Corporation

AMENDED AND RESTATED 1994

MANAGEMENT INCENTIVE STOCK OPTION PLAN

      1. Establishment and Purpose. This 1994 Management Incentive Stock Option Plan was established to provide an important inducement for management to generate shareholder value by giving certain key personnel of Western Wireless Corporation and its subsidiaries a stake in the equity of the Company. The Company believes that the key managers participating in the Plan will seek to build personal financial security through creating and maintaining value in the Company for all shareholders. This Plan allows the Company to grant two types of options, namely (1) Nonstatutory Stock Options; and (2) Incentive Stock Options as the latter are defined and governed by Section 422 of the Internal Revenue Code of 1986, as amended.

      2. Definitions. As used herein, the following definitions shall apply.

      “Administrator” means the Board or any Committee designated by the Board to administer the Plan in accordance with Section 4 hereof.

      “Applicable Laws” means the legal requirements relating to the administration and operation of stock option plans under federal and state corporate and securities laws and the Code.

      “Board” means the Board of Directors of the Company, as constituted from time to time.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Committee” means a committee appointed by the Board, in accordance with Section 4 hereof. If no such committee has been appointed, “Committee” means the full Board.

      “Common Stock” means the Common Stock of the Company, par value $.001 per share.

      “Company” means Western Wireless Corporation, a Washington corporation.

      “Consultant” shall mean any person engaged by the Company who is not an Employee.

      “Director” means a member of the Board.

      “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

      “Employee” means any person, including Officers and Directors, who is an employee (within the meaning of Section 3401(c) of the Code and the regulations thereunder) of the Company, a Parent or a Subsidiary.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Exercise Price” means the price at which one Share of the Common Stock may be purchased upon exercise of an Option, as specified by the Administrator in the applicable Option Agreement.

      “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported,

the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator as required.

      “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code and the regulations promulgated thereunder.

      “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code and the regulations promulgated thereunder

      “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      “Option” means a stock option granted pursuant to the Plan.

      “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan, but may be modified in the discretion of the Administrator.

      “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

      “Optioned Stock” means the Common Stock subject to an Option.

      “Optionee” means an Employee who holds an outstanding Option.

      “Parent” means a “parent corporation” (other than the Company), whether now or hereafter existing, as defined in Section 424(e) of the Code.

      “Plan” means this 1994 Management Incentive Stock Option Plan of Western Wireless Corporation, as it may be amended.

      “Publicly Traded” means that the Common Stock is listed on an established stock exchange or traded on the Nasdaq Stock Market.

      “Rule 16b-3” means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

      “Service” means service as an Employee.

      “Share” means one share of the Common Stock, as adjusted in accordance with Section 8 hereof.

      “Subsidiary” means a “subsidiary corporation” (other than the Company), whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan. Shares offered under the Plan shall be authorized but unissued or reacquired Common Stock. The maximum aggregate number of Shares issuable under the Plan shall not exceed ten million one hundred thousand (10,100,000) Shares of the Company, subject to (i) adjustment pursuant to Section 8 hereof, or (ii) amendment hereof approved by the shareholders of the Company. If an outstanding Option for any reason expires or is terminated or canceled or otherwise becomes unexercisable before being exercised in full, or is surrendered pursuant to an Option Exchange Program, the Shares allocable to the unexercised portion of such Option will not be charged against the limitations of this Section and will become available for future grant or sale under the Plan. Shares issued pursuant to the exercise of an Option that are repurchased by the Company will not be available for subsequent Option grants under the Plan.

      4. Administration of the Plan. The Plan shall be administered by a Committee appointed by the Board consisting of two or more members of the Board, which Committee shall be constituted to comply with Applicable Laws, including Rule 16b-3, if applicable. If no such Committee is appointed, the Plan shall be administered by the Board. The members of a Committee will serve for such term as the Board may determine. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Decisions of a Committee made within the discretion delegated to it by the Board will be final and binding on all persons who have an interest in the Plan.

      (a) Administration With Respect to Directors and Officers Subject to Section 16(b). The composition of any Committee responsible for administration of the Plan with respect to Optionees who are subject to the trading restrictions of Section 16(b) of the Exchange Act with respect to securities of the Company will comply with the applicable requirements of Rule 16b-3.

      (b) Authority of the Administrator. The Administrator of the Plan will have full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt such rules and regulations as it may deem necessary, and to determine the terms and conditions of Option grants made under the Plan (which need not be identical). Without limiting the foregoing, the Administrator will have the authority, in its discretion:

(i) to determine whether and to what extent Options are granted hereunder;

(ii) to select the Employees to whom Options may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Option granted hereunder;

(iv) to determine the Fair Market Value of the Common Stock;

(v) to approve forms of the Option Agreement for use under the Plan;

(vi) to determine the time period during which an Option may be exercised, provided that the time period for an Incentive Stock Option may not be more than ten (10) years;

(vii) to determine the terms and conditions not inconsistent with those of the Plan, of any award of an Option granted hereunder, including, but not limited to, the Exercise Price; the time or times when Options may be exercised; all vesting provisions; any waiver of forfeiture restrictions; and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(viii) to determine whether and to what extent the Company should grant or permit loans or guarantee loans in connection with the grant or the exercise of an Option by an Optionee pursuant to Section 12 hereof;

(ix) with the consent of the affected Optionee, to effect, at any time and from time to time, the cancellation of any or all outstanding Options under the Plan and to grant new Options in substitution therefor, in accordance with Section 14 hereof;

(x) to prescribe, amend and rescind rules and regulations relating to the Plan;

(xi) to modify, amend or waive the terms, conditions and restrictions of any outstanding Option; provided, however, no such modification, amendment or waiver shall, without the written consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations with respect to such Option;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(xiii) to institute an Option Exchange Program; and

(xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

      (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

      5. Eligibility. From time to time, the Administrator may, in its discretion, select individuals from among the Employees, Directors and Consultants of the Company or any of its Subsidiaries to receive Options under the Plan.

      6. Terms and Conditions of Options.

      (a) Option Agreement. Each Option granted under the Plan will be evidenced by an Option Agreement between the Optionee and the Company. Such Options will be subject to all applicable terms and conditions of the Plan and such instruments may contain other terms and conditions which are not inconsistent with the purpose of the Plan and which the Administrator deems appropriate for inclusion in an Option Agreement. Notwithstanding the foregoing, an Option Agreement or any other written agreement between the Company and an Optionee may contain other terms and conditions concerning the Option (including, without limitation, terms and conditions relating to vesting) as are mutually agreed to by the Optionee and the Company. The provisions of the various Option Agreements or other agreements entered into under the Plan need not be identical.

      (b) Number of Shares. Each Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8 hereof.

      (c) Character of Options. Each Option granted under the Plan shall be designated in the Option Agreement as either a Nonstatutory Stock Option or an Incentive Stock Option, as the case may be.

      (d) Exercise Price. Each Option Agreement shall specify the Exercise Price. Subject to the discretion of the Administrator, the Exercise Price of an Option shall be the Fair Market Value per Share on the date of grant.

      (e) Payment. The Exercise Price of each Option will be payable immediately and in full upon exercise; provided, however, that the Administrator may, either at the time the Option is granted or at the time it is exercised and subject to such limitations as it may determine, authorize payment of all or a portion of the Exercise Price in one or a combination of the following forms:

(i) cash;

(ii) check;

(iii) a promissory note (but only if authorized or allowed pursuant to Sections 12 and 22(e) hereof);

(iv) other Shares of Common Stock which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which the Option will be exercised;

(v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price;

(vi) utilization of the cashless exercise method described in Section 6(h) hereof; (vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

      In the event that the Company’s Common Stock is Publicly Traded, unless otherwise provided in the Option Agreement, the methods of payment set forth in subparagraphs (iii) and (vi) above shall not be permitted hereunder.

      (f) Exercisability. Each Option Agreement shall specify the date when all or any portion of the Option will become exercisable, any conditions which must be satisfied before the Option may be exercised and the term of the Option.

      (g) Nontransferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

      (h) Termination of Employment. In the event that an Optionee’s employment by the Company or a Parent or Subsidiary terminates (other than upon the Optionee’s death or Disability), or a Subsidiary ceases to be a Subsidiary (in which event the employment of such company’s employees will be deemed to be terminated under this Plan), the Optionee may exercise his or her Option, but only within such applicable period of time as is set forth below, and, except as otherwise provided by written agreement between the Optionee and the Company, only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Optionee does not exercise his or her Option within the applicable time period specified below, the Option shall terminate. For purposes of this Subsection 6(h), the Optionee’s employment shall not be considered to have been terminated in the case of any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave. For Incentive Stock Options, Optionee shall have a period of three (3) months from the date of termination of employment. For Nonstatutory Stock Options, in the event that the Common Stock of the Company is then Publicly Traded, Optionee shall have a period of six (6) months and one day from the date of termination of employment, and in the event that the Common Stock of the Company is not then Publicly Traded, Optionee shall have a period of twelve (12) months and one day from the date of termination of employment. During the applicable period the Optionee may either (i) exercise his or her Option by delivery of the Exercise Price pursuant to Section 7 hereof or, if the Common Stock of the Company is not then Publicly Traded and if provided for in Optionee’s Option Agreement, (ii) deliver the requisite Exercise Price by utilizing a cashless election procedure at a price per share equal to the Fair Market Value of a Share of Common Stock as of the date of termination of employment (provided that the Administrator is not otherwise prohibited by Company loan agreements or related contractual obligations from permitting such cashless election procedure.) The cashless election procedure is also available to Optionee, at anytime prior to termination of employment, if provided for as a designated method in the Option Agreement and subject to the other terms and conditions of the Plan and the Option Agreement. If the Company is publicly traded, the Company, working with the brokerage firm, if any, designated by the Company to facilitate exercises of options and sales of shares under this Plan, may from time to time amend the procedures set forth herein and may specify additional or different procedures for a cashless exercise for any or all Optionees. Optionee shall be responsible for satisfying all applicable federal, state, local and employment tax withholding requirements associated with such exercise and must evidence the ability to satisfy such withholding requirements prior to such exercise.

      (i) Disability of Optionee. In the event that an Optionee’s employment terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but, except as otherwise provided by written agreement between the Optionee and the Company, only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination of employment, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate.

      (j) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twenty-four (24) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but, except as otherwise provided by written agreement between the Optionee and the Company, only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

      7. Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

      An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted in the Option Agreement and the Plan. If the Company is publicly traded, the Company, working with the brokerage firm, if any, designated by the Company to facilitate exercises of options and sales of shares under this Plan, may from time to time amend the procedures set forth herein and may specify additional or different procedures.

      Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company will issue or cause to be issued such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 8 hereof.

      8. Adjustments.

      (a) Changes in Capitalization. In the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock. Any conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

      (b) Corporate Structure. In the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or other change to the capital or business structure of the Company (including, without limitation, by means of an exchange offer or other transaction) (collectively, a “Reorganization” ) the effect of which is to organize a parent company of the Company which will own not less than 50% of the capital stock of the Company (such parent company is hereinafter referred to as “Company Holdings” ), the Administrator shall have the authority to effect, without the consent of the Optionees, (x) the cancellation of all outstanding Options granted under the Plan and substitute therefor options to purchase shares of Company Holdings (“New Options”), or (y) the assumption by Company Holdings of Options granted under the Plan; provided, however, that (i) immediately after the Reorganization the excess of the aggregate fair market value of all shares subject to New Options over the aggregate option prices of all shares subject to New Options shall equal but not be more than the excess of the aggregate fair market value immediately preceding the Reorganization of all shares subject to Options granted under the Plan over the aggregate option prices of all shares subject to Options granted under the Plan, and (ii) New Options, or the assumption or substitution of Options granted under the Plan, do not give an Optionee additional benefits which such Optionee did not have under Options granted under the Plan. Such a Reorganization shall not be treated as a Triggering Event or a Change of Control (as defined in the Option Agreement, as applicable) for purposes of the Plan and related Option Agreement. The grant of Options under this Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets or effect any other Reorganization.

      (c) Substitutions and Assumptions. The Board shall have the right to substitute or assume options in connection with mergers, reorganizations, separations, or other “corporate transactions” as that term is defined in and said substitutions and assumptions are permitted by Section 424 of the Code (as however amended or superseded) and the regulations promulgated thereunder. Any shares or Options issued upon the assumption of or in substitution for outstanding awards made by a corporation or other business entity acquired by the Company shall not reduce the number of Shares or Options issuable under the Plan (unless such shares or

Options are made available to individuals who become, upon the acquisition, an Officer or otherwise an individual subject to Section 16 of the Exchange Act).

      9. Date of Grant. Subject to applicable statutory approval, the date of the grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination to grant such Option, or such other date as is determined by the Administrator. Notice of the determination to grant an Option shall be provided to the Optionee within a reasonable time after the date of such grant.

      10. No Employment Rights. Neither the Plan nor any Option shall confer upon any Employee any right to continue in the employ of the Company of any affiliate or constitute a contract or agreement of employment or interfere in any way with any right that the Company or an affiliate may have to reduce such Employee’s compensation or to terminate such Employee’s employment at any time with or without cause; however, nothing contained in the Plan or in any Option granted under the Plan shall affect any contractual rights of an Employee pursuant to a written employment agreement.

      11. Amendment and Termination of the Plan.

      (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan in whole or in part.

      (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment in such a manner and to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or with any successor rule or statute or other Applicable Law, rule or regulation including the requirements of any exchange or quotation system on which the Common Stock is then listed or quoted).

      (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights or increase the obligations of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

      12. Loans. In order to assist an Optionee in the acquisition of Shares pursuant to an Option granted under the Plan, the Administrator may authorize, at either the time of the grant of an Option or the time of the acquisition of Shares under the Option, (i) the extension of a loan to the Optionee by the Company, or (ii) the guarantee by the Company of a loan obtained by the Optionee from a third party. The terms of any loans or guarantees, including the amount, interest rate and terms of repayment, will be subject to the discretion of the Administrator and applicable covenants contained in Company loan agreements. Loans and guarantees may be granted without security, the maximum credit available being the Exercise Price of the Shares acquired plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

      13. Withholding.

      (a) Obligation. The Company’s obligation to deliver stock certificates upon the exercise of an Option will be subject to the Optionee’s satisfaction, in the Administrator’s sole discretion, of all applicable federal, state and local income and employment tax withholding requirements.

      (b) Payment. In the event that an Optionee is required to pay to the Company an amount with respect to income and employment tax withholding obligations in connection with the exercise of an Option, the Administrator may, in its discretion and subject to such limitations and rules as it may adopt, permit the Optionee to satisfy the obligation, in whole or in part, by delivering shares of Common Stock already held by the Optionee or by making an irrevocable election that a portion of the total value of the Shares subject to the Option be paid in the form of cash in lieu of the issuance of Common Stock, and that such cash payment be applied to the satisfaction of the withholding obligations.

      14. Option Exchange Program. The Administrator will have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or different numbers of Shares, but, in accordance with Section 6 hereof, having an Exercise Price not less than one hundred percent (100%) of the Fair Market Value on the new grant date, unless otherwise permitted by the Administrator.

      15. Compliance with Federal and State Laws. Shares will not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the grant or exercise of an Option, or to the issuance of any Shares under any Option, the Administrator may require the Optionee to provide such written representations, covenants, warranties and agreements which, in the opinion of counsel for the Company, are required to comply with applicable law or satisfy the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

      The Company undertakes to use all reasonable efforts to either register the Shares of Common Stock issuable upon exercise of an Option or assure that an exemption from registration is available in connection with such exercise. In the event that the Company shall deem it necessary or desirable to register any shares of Common Stock with respect to which the Option shall have been or may be exercised, or to qualify any such shares for exemptions pursuant to applicable statutes, then the Company may take such action and may require from the Optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus, offering circular or any other document that is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from the Optionee against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

      16. Reservation of Shares. During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      17. Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless approved by the Board and shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 11 hereof.

      18. Effective Date; Shareholder Approval; Term of Plan. The effective date of the Plan shall be the date of its adoption by the Board, subject to approval by the shareholders of the Company within 12 months after the effective date if required under Applicable Laws. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. Options may be granted by the Administrator as provided herein subject to such subsequent shareholder approval. The Plan shall continue for a term of ten (10) years from the date of original approval by the Board unless terminated earlier under Section 11 hereof.

      19. Rule 16b-3. Notwithstanding any provision of the Plan, the Plan shall always be administered, and Options shall always be granted and exercised, in such a manner as to conform to the provisions of Rules 16b-3, unless the Administrator determines that Rule 16b-3 is not applicable to the Plan.

      20. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the state of Washington.

      21. Use of Proceeds. All cash proceeds to the Company under the Plan shall constitute general funds of the Company.

      22. Terms Applicable to Incentive Stock Options Only. In addition to, and notwithstanding, the other provisions hereof that apply to all Options granted pursuant to this Plan, the following paragraphs shall apply to any options granted under this Plan which are Incentive Stock Options.

      (a) Conformance with the Code:

Options granted under this Plan which are “Incentive Stock Options” shall conform to, be governed by, and be interpreted in accordance with Section 422 of the Code and any regulations promulgated thereunder and amendments to the Code and Regulations. Only Employees may be granted Incentive Stock Options hereunder.

      (b) Option Price:

The option or purchase price of each Share optioned under the Incentive Stock Option provisions of this Plan shall be determined by the Board at the time of the action for the granting of the option but shall not, in any event, be less than the Fair Market Value of the Company’s common stock on the date of grant.

      (c) Limitation on Amount of Incentive Stock Option:

The aggregate Fair Market Value of the Incentive Stock Options (determined on the date of grant) with respect to which an employee has the right to purchase vesting in any one calendar year (under all Plans of the Company, its Subsidiaries, and any parent corporation) shall not exceed $100,000.

      (d) Limitation on Grants to Substantial Shareholders:

An Employee may not, immediately prior to the grant of an Incentive Stock Option hereunder, own stock in the Company representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the per share option price specified by the Board for the Incentive Stock Options granted such an Employee is at least one hundred ten percent (110%) of the Fair Market Value of the Company’s stock on the date of grant and such option, by its terms, is not exercisable after the expiration of five (5) years from the date such option is granted.

      (e) Method of Exercise of Option:

The amount to be paid by the Optionee upon exercise of an Incentive Stock Option shall be the full purchase price thereof provided in the option.

Directions to the

Annual Meeting of Shareholders of
Western Wireless Corporation
at
The Museum of History and Industry
2700 24th Avenue East
Seattle, Washington 98112
(206) 324-1126

From Sea-Tac Airport, downtown Seattle hotels and Convention Center

Take Interstate 5 North

Take the Bellevue-Kirkland/ State Route 520 exit (168-B)

Stay in the far right lane
Take the Montlake Boulevard exit
After the signal light, go straight 1 block to 24th Avenue East
Turn left onto 24th Avenue East and into the Museum parking lot

From Bellevue and the Eastside hotels and Convention Center

Take Westbound State Route 520

Take the Lake Washington Boulevard exit

This exit winds over State Route 520
Turn right at the signal light onto Lake Washington Boulevard
Turn right onto 24th Avenue East and into the Museum parking lot

FOR THE ANNUAL MEETING OF SHAREHOLDERS
WESTERN WIRELESS CORPORATION

This Proxy Is Solicited On Behalf Of The Board of Directors

         The undersigned hereby appoints John W. Stanton and Jeffrey A. Christianson (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Museum of History and Industry, 2700 24th Avenue East, Seattle, Washington, on Thursday, May 16, 2002 at 9:00 a.m. (Pacific Time) and at any adjournments thereof.

(Continued and to be signed and dated on reverse side)

- FOLD AND DETACH HERE -

Please mark your votes as indicated in this example.

FOR all nominees listed below (except as indicated)	WITHHOLD AUTHORITY to vote for all nominees listed below

1.	FOR Election of directors:

01 John W. Stanton 02 John L. Bunce, Jr. 03 Mitchell L. Cohen 04 Daniel J. Evans 05 Theresa E. Gillespie 06 Jonathan M. Nelson 07 Terence M. O’Toole 08 Mikal J. Thomsen 09 Peter H. van Oppen

WITHHOLD AUTHORITY to vote for the following
Directors: ___________________________________

2.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2001 and 2002.

FOR	AGAINST	ABSTAIN

3.	Proposal to amend the Company’s 1994 Management Incentive Stock Option Plan to increase the number of shares issuable under the Plan.

FOR	AGAINST	ABSTAIN

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

FOR	AGAINST	ABSTAIN

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

IMPORTANT — PLEASE SIGN AND RETURN PROMPTLY.

Signature(s) ________________________________________________________________   Dated: _____________, 2002
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

- FOLD AND DETACH HERE -